UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2026

ARKO Petroleum Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-43121	39-3168808
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8565 Magellan Pkwy Suite 400
Richmond, Virginia		23227-1150
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 730-1568

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	APC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2026 (the “Closing Date”), ARKO Petroleum Corp., a Delaware corporation (the “Company”), completed its initial public offering (the “IPO”) of 11,111,111 shares of its Class A common stock, par value $0.0001 per share. Upon closing of the IPO (the “Closing”), ARKO Corp., a Delaware corporation (“ARKO Parent”), indirectly owned 35,000,000 shares of the Company’s Class B common stock, par value $0.0001 per share, representing approximately 75.9% of the economic interests in the Company and 94.0% of the combined voting power of the Class A common stock and Class B common stock. The material terms of the IPO are described in the prospectus, dated February 11, 2026, filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on February 13, 2026 (the “Prospectus”), which forms a part of the Company’s Registration Statement on Form S-1 (File No. 333-292265) (the “Registration Statement”). On February 11, 2026, the Company entered into an underwriting agreement with the underwriters party thereto, pursuant to which the Company issued and sold the foregoing shares of Class A common stock in the IPO. A description of the underwriting agreement can be found in the “Underwriting (Conflicts of Interest)” section of the Prospectus, which description is incorporated by reference in this Item 1.01.

Intercompany Agreements

On the Closing Date, the Company and certain of its subsidiaries entered into the following agreements with ARKO Parent and certain of its subsidiaries:

•
Management Services Agreement;
•
Amended and Restated Omnibus Agreement;
•
Employee and Intercompany Matters Agreement;
•
Third Amended, Restated and Consolidated Fuel Distribution Agreement;
•
Tax Matters Agreement; and
•
Registration Rights Agreement.

A description of the material terms of the foregoing agreements can be found in the “Certain Relationships and Related Party Transactions” section of the Prospectus, and such description is incorporated by reference in this Item 1.01. Such description is qualified in its entirety by the full text of such agreements, which are filed as Exhibits 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11, respectively, to the Registration Statement and incorporated by reference in this Item 1.01.

On February 12, 2026, the Company entered into a contribution agreement with the Company’s direct parent, ARKO Convenience Stores, LLC, a Delaware limited liability company (“ACS”) (the “Contribution Agreement”), pursuant to which ACS contributed certain equity interest in GPM RE LP, GPM Petroleum LP, GPM Petroleum GP, LLC and GPM Empire, LLC to the Company. The foregoing description of the Contribution Agreement is qualified in its entirety by the full text of the form of the Contribution Agreement filed as Exhibit 10.13 to the Registration Statement, which is incorporated by reference in this Item 1.01.

GPM PNC Facility

On the Closing Date, the Company’s wholly owned subsidiaries, GPM Empire, LLC, GPM RE LP, and GPM Transportation Company, LLC (collectively, the “APC PNC Borrowers”) entered into an amended and restated revolving credit and security agreement (the “APC PNC Facility”) with PNC Bank, National Association (“PNC”), as lender and agent, providing for a secured revolving credit facility (the “APC PNC Line of Credit”) in an aggregate principal amount of up to $84.0 million (including revolving loans, swingline loans and letters of credit) for purposes of financing working capital and permitted acquisitions.

The APC PNC Facility contains substantially the same material terms as the GPM PNC Facility, as defined and described in the section entitled “Description of Certain Indebtedness-GPM PNC Facility” contained in the Prospectus, which description is incorporated by reference in this Item 1.01. The APC PNC Facility amended the terms of the GPM PNC Facility to effect the following primary changes:

•
Release the APC PNC Borrowers from the GPM PNC Facility;
•
Provide for APC PNC Line of Credit in an aggregate principal amount of up to $84.0 million;
•
Extend the maturity date from December 22, 2027 to the earliest of: (i) February 13, 2031, (ii) the date that is six (6) months prior to the maturity date of ARKO Parent’s 5.125% Senior Notes due 2029 or any permitted refinancing thereof, subject to certain conditions, and (iii) the date that is six (6) months prior to the maturity date under the Amended Capital One Credit Facility (as defined below);
•
Revise certain definitions and covenants to address the IPO and its related transactions

•
Revise certain negative covenants, including reducing certain fixed dollar baskets; and
•
Effect certain other conforming changes.

The Company did not incur additional debt or receive any proceeds in connection with entry into the APC PNC Facility.

The foregoing description of the APC PNC Facility is only a summary and is qualified in its entirety by reference to the full text of the APC PNC Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

GPMP Capital One Credit Facility

As previously reported, on January 13, 2026, GPM Petroleum LP (“GPMP”) a Delaware limited liability partnership and wholly owned subsidiary of the Company, GPM Petroleum LLC, a wholly owned subsidiary of GPMP, Capital One, National Association, and other lender parties thereto entered into the Second Amendment to the Second Amended and Restated Credit Agreement (the “Amended Capital One Credit Facility”). The Amended Capital One Credit Facility became effective upon the Closing and, as a result, the parties entered into certain pledge and security agreements whereby the Capital One Credit Facility is secured by GPM Empire LLC’s interest in, and proceeds from, the Company’s agreements with ARKO Parent and the Company’s fuel supply agreements with certain of the Company’s fuel supply partners and a pledge of the Company’s equity interests in GPMP.

Intercompany Notes

On the Closing Date, the Company entered into subordinated, unsecured promissory notes (the “ARKO Parent Intercompany Notes”) with GPM Investments, LLC, a Delaware limited liability company and a wholly owned subsidiary of ARKO Parent (“GPM”), in an aggregate principal amount equal to the portion of the debt under the M&T Credit Agreement attributable to the Company’s business, which is approximately $14.9 million. The M&T Credit Agreement is defined and described in the section entitled “Description of Certain Indebtedness-GPM PNC Facility” contained in the Prospectus, which description is incorporated by reference in this Item 1.01. The material terms of the ARKO Parent Intercompany Notes mirror those contained in the M&T Credit Agreement; provided, that the ARKO Parent Intercompany Notes have a 15-year term instead of the five-year term. The ARKO Parent Intercompany Notes are intended to reflect the economics of, and align the Company’s payment obligations with, the portion of the indebtedness outstanding under the M&T Credit Agreement that was attributable to the Company’s business. At Closing, the Company’s subsidiaries, including their respective assets that previously served as collateral under the M&T Credit Agreement, were released therefrom.

The foregoing description of the ARKO Parent Intercompany Notes is qualified in its entirety by the full text of the form of ARKO Parent Intercompany Notes filed as Exhibit 10.12 to the Registration Statement and incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K under the headings “GPM PNC Facility,” “GPMP Capital One Credit Facility” and “Intercompany Notes” is incorporated by reference in this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2026, immediately prior to the Closing, the Company’s Board of Directors (the “Board”) increased from one to six directors, and Messrs. Carlos Maurer, Kirk T. Rogers, Sherman K. Edmiston III, Avram (Avi) Friedman and Andrew Heyer became members of the Board. The terms of each of Messrs. Maurer, Rogers, Edmiston, Friedman and Heyer on the Board will expire at the Company’s 2026 Annual Meeting of Stockholders.

The biographical details of Messrs. Maurer, Rogers, Edmiston, Friedman and Heyer, can be found in the “Non-Employee Directors” section of the Prospectus.

The Board determined that each of Messrs. Maurer, Rogers, Edmiston, Friedman and Heyer is an independent director as defined under the corporate governance standards of the Nasdaq Stock Market (“Nasdaq”).

There are no arrangements or understandings between any of Messrs. Maurer, Rogers, Edmiston, Friedman and Heyer and any other person pursuant to which each was selected as a director of the Company. Messrs. Maurer, Rogers, Edmiston, Friedman and Heyer have no family relationships with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Audit Committee

The Board appointed Messrs. Heyer, Maurer and Rogers to serve on and comprise the entirety of the Board’s Audit Committee, with Mr. Rogers serving as the chair. The Board determined that each of Messrs. Heyer, Maurer and Rogers meet the requirements for independence of Audit Committee members under applicable SEC and Nasdaq rules, and each meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. In addition, the Board determined that Mr. Rogers qualifies as an “Audit Committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

Compensation Committee

The Board appointed Messrs. Friedman, Maurer and Rogers to serve on and comprise the entirety of the Board’s Compensation Committee, with Mr. Maurer serving as the chair. The Board determined that each of Messrs. Friedman, Maurer and Rogers is independent, as defined under the Nasdaq listing rules, and also satisfy Nasdaq’s additional independence standards for Compensation Committee members. The Board also determined that each of Messrs. Friedman, Maurer and Rogers qualifies as a “non-employee” director within the meaning of Rule 16b-3 promulgated under the Exchange Act of 1934, as amended.

Nominating and Corporate Governance Committee

The Board and appointed Messrs. Edmiston, Maurer and Rogers to serve on and comprise the entirety of the Nominating and Corporate Governance Committee, with Mr. Edmiston serving as the chair.

Conflicts Committee

The Board appointed Messrs. Maurer and Rogers to serve on and comprise the entirety of the Conflicts Committee. The Conflicts Committee will review matters involving potential conflicts of interest in connection with transactions between the Company or its subsidiaries, on the one hand, and transactions with ARKO Parent or its affiliates, on the other hand.

Compensation Arrangements

As of the Closing Date, none of the Company’s directors has received compensation for his service as a director of the company. The Company expects that the Board will adopt a compensation program in the future for the Company’s non-employee directors with compensation elements that may consist of a combination of an annual cash or equity based retainer for board service, additional retainers for service on a standing committee or as the chair of a standing committee, or annual grants of equity based awards under the Company’s 2026 Incentive Compensation Plan, the precise amounts, terms and conditions of which have not yet been determined. On the Closing Date, each of Messrs. Kotler, Maurer, Rogers, Edmiston, Friedman and Heyer entered into indemnification agreements with the Company, the form of which has been filed as Exhibit 10.1 to the Registration Statement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Certificate of Incorporation

On February 12, 2026, the Company filed the Amended and Restated Certificate of Incorporation of the Company (the “A&R Charter”) with the Secretary of State of the State of Delaware in connection with the closing of the IPO, which became effective upon filing. A description of the A&R Charter can be found in the “Description of Capital Stock” section of the Prospectus, and such description is incorporated by reference in this Item 5.03. Such description is only a summary and is qualified in its entirety by reference to the full text of the A&R Charter, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of ARKO Petroleum Corp.
10.1 +	Amended and Restated Revolving Credit and Security Agreement, dated February 13, 2026, by and among GPM Empire, LLC, and the other borrowers party thereto and PNC Bank, National Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Pursuant to Item 601(a)(5) of Regulation S-K, schedules and similar attachments to this exhibit have been omitted because they do not contain information material to an investment or voting decision and such information is not otherwise disclosed in such exhibit. The Company will supplementally provide a copy of any omitted schedule or similar attachment to the U.S. Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKO Petroleum Corp.

Date:	February 18, 2026	By:	/s/ Arie Kotler
		Name: Title:	Arie Kotler President, Chief Executive Officer and Chairman of the Board